EXHIBIT 99.1

                               BE AEROSPACE, INC.

                              STATEMENT PURSUANT TO
                             18 U.S.C. SECTION 1350
                                 AS REQUIRED BY
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 11-K of the BE Aerospace, Inc. Savings Plan (the "Plan") for each of the three fiscal years in the period ended December 31, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned hereby certifies that to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Plan.






June 30, 2003              /s/ Robert J. Khoury
                           --------------------------
                           President and Chief Executive Officer







This certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form 11-K or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.